Exhibit 10.2

EURASIAN MINERALS INC.

STOCK OPTION PLAN

PART 1
INTERPRETATION

1.01 Definitions In this Plan the following words and phrases shall have the following meanings, namely:

(a)	“Blackout Period” means a period during which there is a prohibition on trading in the Company’s securities imposed by the Company on Insiders.

(b)	“Board” means the board of directors of the Company or, if the Board so elects, a committee (which may consist of only one person) appointed by the Board from its members to administer this Plan.

(c)	“Company” means Eurasian Minerals Inc.

(d)	“Consultant” means an individual who (or a corporation or partnership (a “Consultant Company”) of which the individual is an employee, shareholder or partner which)

(i)

is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or a subsidiary of the Company other than in relation to a distribution of the Company’s securities,

(ii) provides the services under a written contract between the Consultant or Consultant Company and the Company or subsidiary,

(iii) in the Board’s reasonable opinion, spends or will spend a significant amount of time and attention on the business and affairs of the Company or subsidiary of the Company, and

(iv) has a relationship with the Company or subsidiary of the Company that enables the individual to be knowledgeable about the business and affairs of the Company or subsidiary.

(d)	“Director” means a director of the Company or any of its subsidiaries.

(e)	“Disinterested Shareholder” means a holder of Shares that is not an Insider nor an associate (as defined in the Securities Act (British Columbia)) of an Insider.

Dated:	July 3, 2008
Last Amended:	December 31, 2010

(f)	“Employee” means an individual in the employment of the Company or any of its subsidiaries or of a company providing management or administrative services to the Company.

(g)	“Exchange” means whichever stock exchange on which the Shares are listed for trading being either the TSX Venture Exchange (the “TSX-V”) or Toronto Stock Exchange (the “TSX”).

(h)	“Insider” means an insider of the Company as defined in the Securities Act (British Columbia).

(i)

“Market Price” means the price at which the last recorded sale of a board lot of Shares took place on the Exchange during the trading day immediately preceding the date of granting the Option and, if there was no such sale, the closing price on the preceding trading day during which there was such a sale.

(j)	“Officer” means a senior officer of the Company (as defined in the Securities Act (British Columbia)) or any of its subsidiaries.

(k)	“Option” means an option to purchase Shares granted to an Optionee under this Plan;

(l)

“Optionee” means a Director, Officer, Employee or Consultant granted an Option or a corporation, other than a Consultant Company, granted an Option where the corporation’s only shareholder is a Director, Officer or Employee.

(m)	“Plan” means this stock option plan as from time to time amended.

(n)	“Shares” means common shares of the Company.

PART 2
PURPOSE OF PLAN

2.01 Purpose The purpose of this Plan is to attract and retain Employees, Consultants, Officers and Directors to the Company and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company by being granted Options.

PART 3
GRANTING OF OPTIONS

3.01 Administration This Plan shall be administered by the Board.

Dated:	July 3, 2008
Last Amended:	December 31, 2010

3.02 Grant by Resolution The Board may determine by resolution those Employees, Consultants, Officers and Directors to whom Options should be granted and grant to them such Options as the Board determines to be appropriate. Such grant shall be deemed to be a representation by the Company that the Optionee is a Director, Officer, Employee or Consultant.

3.03 No Grants if Listed on NEX The Board shall not grant any Options if the Shares are listed on the NEX Board of the TSX-V or the Company has been given notice that its listing will or might be transferred to NEX.

3.04 Terms of Option The Board shall determine and specify in its resolution the number of Shares that should be placed under Option to each such Employee, Consultant, Officer or Director, the price per Share to be paid for such Shares upon the exercise of each such Option, and the period during which such Option may be exercised.

3.05 Written Agreement Every Option shall be evidenced by a written agreement between the Company and the Optionee substantially in the form attached to this Plan. If there is any inconsistency between the terms of the agreement and this Plan the terms of this Plan shall govern.

PART 4
CONDITIONS GOVERNING THE GRANTING & EXERCISING OF OPTIONS

4.01 Agreements must specify Exercise Period and Price, Vesting and Number of Shares In granting an Option, the Board must specify a particular time period or periods during which the Option may be exercised, the exercise price required to purchase the Shares subject to the Option and any vesting terms and conditions of the Option, including the number of Shares in respect of which the Option may be exercised during each such time period.

4.02 Minimum Exercise Price of Options The exercise price of an Option shall not be less than the Market Price at the time of granting the Option. If the Optionee is subject to the tax laws of the United States of America and owns (as determined in accordance with such laws) greater than 10% of the Shares at the time of granting of the Option the exercise price shall be at least 110% of the Market Price. If the Shares are listed on the TSX-V, no Options shall be granted which are exercisable at a price of less than CAD($) 0.10 per Share.

4.03 Number of Shares subject to Option The number of Shares reserved for issuance to an Optionee pursuant to an Option, together with all other stock options granted to the Optionee in the previous 12 months, shall not exceed, at the time of granting of the Option:

(a)	5% of the outstanding Shares, unless the Company has obtained Disinterested Shareholder approval or the Shares are listed on the TSX;

(b)	2% of the outstanding Shares, if the Optionee is a Consultant and the Shares are listed on the TSX-V; or

Dated:	July 3, 2008
Last Amended:	December 31, 2010

(c)

2% of the outstanding Shares (including all other Shares reserved for issuance to all Optionees providing investor relations services to the Company), if the Optionee is engaged in providing investor relations services to the Company and the Shares are listed on the TSX-V.

4.04 Vesting of Options Subject to further vesting requirements required by the Board on granting of an Option, all Options shall vest and be exercisable on the following terms:

(a)

If Optionee is Providing Investor Relations Services: If the Optionee is a Consultant providing investor relations services to the Company and the Shares are listed on the TSX-V, any Option granted to the Consultant must vest in stages over at least 12 months with no more than one quarter of the Option vesting in any three month period.

(b)

If there is a Change of Control: If a Change of Control is agreed to by the Company or events which might lead to a Change of Control are commenced by third parties, all Options, subject to the Exchange’s approval (if required), shall vest immediately and be fully exercisable notwithstanding the terms thereof. For the purposes hereof “Change of Control” shall mean:

(i)

any transaction or series of related transactions as a result of which any person, entity or group acquires ownership, after the date of an Option, of at least 20% of the Shares and they or their representatives become a majority of the Board or assume control or direction over the management or day-to- day operations of the Company; or

(ii)

an amalgamation, merger, arrangement, business combination, consolidation or other reorganization of the Company with another entity or the sale or disposition of all or substantially all of the assets of the Company, as a result of either of which the Company ceases to exist, be publicly traded or the management of the Company or Board do not comprise a majority of the management or a majority of the board of directors, respectively, of the resulting entity, and to permit Optionees to participate in any of the foregoing, the Board may make appropriate provision for the exercise of Options conditional upon the Shares so issued being taken-up and paid for pursuant to any of the foregoing.

Subject to the approval of the Exchange if the Optionee is a Consultant providing investor relations services for the Company, the Board may advance, at any time, the dates upon which any or all Options shall vest and become exercisable, regardless of the terms of vesting set out in this Plan or the agreement.

4.05 Exercise of Options if Specified Value Exceeds USD($) 100,000 If the Optionee is subject to the tax laws of the United States of America that part of any Option entitling the Optionee to purchase Shares having a value of US($) 100,000 or less shall be treated as an ‘Incentive Stock Option’ under United States Internal Revenue Code (so that the Optionee may defer the payment of tax on such Shares until the year in which such Shares are disposed of by the Optionee). For the purposes hereof value is determined by multiplying the number of shares which are subject to the Option times the Market Price (at the time of granting of the Option). That part of any Option on Shares having a value in excess of US($) 100,000 shall be treated as a non-qualifying stock option for the purposes of the Code and shall not entitle the Optionee to such tax deferral.

Dated:	July 3, 2008
Last Amended:	December 31, 2010

4.06 Expiry of Options Each Option shall expire not later than 10 years from the day on which the Option is granted.

4.07 Expiry of Options during or immediately after Trading Blackout Periods If an Option expires during, or within five trading days after, a Blackout Period then, notwithstanding section 4.06 or the terms of the Option, the term of the Option shall be extended and the Option shall expire 10 trading days after the termination of the Blackout Period.

4.08 Death or Disability of Optionee If an Optionee dies or suffers a Disability prior to the expiry of an Option, the Optionee’s legal representatives, before the earlier of the expiry date of the Option and the first anniversary of the Optionee’s death or Disability, may exercise that portion of an Option which has vested as at the date of death or Disability. For the purposes hereof “Disability” shall mean any inability of the Optionee arising due to medical reasons which the Board considers likely to permanently prevent or substantially impair Optionee being an Employee, Consultant, Officer or Director.

4.09 Cessation as an Optionee (Involuntary or not on request) If an Optionee ceases to be a Director, Officer, Consultant or Employee through:

(a)	removal as a Director;

(b)	dismissal or termination as an Officer, Consultant or Employee (whether or not ‘for cause’); or

(c)	resignation where such resignation is not made at the request of the Board or for the benefit of any Director or Officer,

then, notwithstanding the Optionee continuing to fall within another of such categories, any Option shall terminate immediately on such removal, dismissal, termination or resignation and not be exercisable by the Optionee unless otherwise determined by the Board.

4.10 Cessation as an Optionee (Voluntary on request) If an Optionee ceases to be any of a Director, Officer, Consultant or Employee for any reason except as provided in sections 4.08 or 4.09, any Option shall be exercisable to the extent that it has vested and was exercisable as at the date of such cessation, unless further vesting is permitted by the Board, and must terminate on the earlier of the expiry date of the Option and:

Dated:	July 3, 2008
Last Amended:	December 31, 2010

(a)	the 90th day after the Optionee ceased to be any of a Director, Officer, Consultant or Employee, or such later date as may be reasonably determined by the Board; or

(b)	the earlier of the 90th day and the third month after the Optionee ceased to be an Employee or Officer, if the Optionee is subject to the tax laws of the United States of America.

4.11 No Assignment of Options No Option or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by the rules and policies of the Exchange, an Optionee shall have the right to assign any Option (other than an ‘Incentive Stock Option’ under United States Internal Revenue Code) to a corporation wholly-owned by them.

4.12 Restriction on Resale of Shares Issued on Exercise of an Option Unless an Option is exercisable for a price equal to or above the Market Price at the time the Option is granted or the Shares are listed on the TSX, all Shares issued upon the exercise of the Option shall be subject to a four month hold period from the time the Option was granted sold and, in accordance with the TSX-V’s policies, the certificates representing such Shares shall be legended accordingly.

4.13 Notice of Exercise of an Option Options shall be exercised only in accordance with the terms and conditions of the agreements under which they are respectively granted and shall be exercisable only by notice in writing to the Company.

4.14 Payment on Exercise of an Option Options may be exercised in whole or in part at any time prior to their lapse or termination. Shares purchased by an Optionee on exercise of an Option shall be fully paid for in cash at the time of their purchase.

4.15 Conditions to Issuance of Shares The Board may require, as a condition of the issuance of Shares or delivery of certificates representing such Shares upon the exercise of any Option and to ensure compliance with any applicable laws, regulations, rules, orders and requirements that the Optionee or the Optionee’s heirs, executors or other legal representatives, as applicable, make such covenants, agreements and representations as the Board deems necessary or desirable.

4.16 Withholding or Deduction of Taxes The Company may deduct, withhold or require an Optionee, as a condition of exercise of an Option, to withhold, pay, remit or reimburse any taxes or similar charges, which are required to be paid, remitted or withheld in connection with the exercise of any Option.

PART 5
RESERVATION OF SHARES FOR OPTIONS

5.01 Sufficient Authorized Shares to be Reserved Whenever the constating documents of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of Options. Shares that were the subject of Options that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an Option.

Dated:	July 3, 2008
Last Amended:	December 31, 2010

5.02 Maximum Number of Shares to be Reserved Under Plan The aggregate number of Shares which may be subject to issuance pursuant to Options shall be 10% of the outstanding Shares.

5.03 Maximum Number of Shares Reserved for Insiders Unless the Disinterested Shareholders have approved this Plan, all Options, together with all of the Company’s other previously granted stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, shall not result, at the time of granting, in:

(a)	the number of Shares reserved for issuance pursuant to Options granted to Insiders exceeding 10% of the Shares outstanding;

(b)	the issuance to Insiders, within a one year period, of Shares totalling in excess of 10% of the Shares outstanding; or

(c)	the issuance to any one Insider, within a one year period, of Shares totalling in excess of 5% of the Shares outstanding.

PART 6
CHANGES IN SHARES

6.01 Share Consolidation or Subdivision If the Shares are at any time subdivided or consolidated, the number of Shares reserved for Options shall be similarly increased or decreased and the price payable for any Shares that are then subject to issuance shall be decreased or increased proportionately, as the case may require, so that upon exercising each Option the same proportionate shareholdings at the same aggregate purchase price shall be acquired after such subdivision or consolidation as would have been acquired before.

6.02 Stock Dividend If the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for Options and the price payable for any Shares that are then subject to issuance may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

PART 7
EXCHANGE’S RULES & POLICIES APPLY

7.01 Exchange’s Rules and Policies Apply This Plan and the granting and exercise of any Options are also subject to such other terms and conditions as are set out from time to time in the rules and policies on stock options of the Exchange and any securities commission having authority and such rules and policies shall be deemed to be incorporated into and become a part of this Plan. If there is an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.

Dated:	July 3, 2008
Last Amended:	December 31, 2010

PART 8
AMENDMENT OF PLAN & OPTIONS

8.01 Board May Amend Plan or Options The Board may amend or terminate this Plan or any Options but no such amendment or termination, except with the written consent of the Optionees concerned or unless required to make this Plan or the Options comply with the rules and policies of the Exchange, shall affect the terms and conditions of Options which have not then been exercised or terminated.

8.02 Shareholder Approval The approval of Disinterested Shareholders for an amendment to this Plan or any Option shall be required in respect of Options granted to Insiders involving:

(a)

a reduction of the exercise price, including a reduction effected by cancelling an existing Option and granting a new Option exercisable at a lower price within the subsequent one year period, if the Shares are listed on the TSX-V, or three month period, if the Shares are listed on the TSX; or

(b)	an extension of the exercise period, if the Shares are listed on the TSX, unless the extension arises from a Blackout Period.

Approval by all holders of Shares, whether the holders are Disinterested Shareholders or not, is required for:

(a)	an increase in the number of Shares, or percentage of the outstanding Shares, reserved for issuance under this Plan; or

(b)	a change from a fixed number to a fixed percentage of the outstanding Shares, or from a fixed percentage to a fixed number, in the number of Shares reserved for issuance under this Plan.

No approval by any holders of Shares is required for:

(a)	an amendment to comply with applicable law or rules of the Exchange or of a ‘housekeeping’ nature required to correct typographical and similar errors;

(b)	a change to the vesting provisions;

(c)

a change to the termination provisions, other than an extension of an Option to a new expiry date that falls outside the maximum term currently permitted by this Plan when the Option was first granted;

Dated:	July 3, 2008
Last Amended:	December 31, 2010

(d)

a reduction of the exercise price of an Option, including a reduction effected by cancelling an existing Option and granting a new Option exercisable at a lower price, or an extension of the exercise period, if the Optionee is not an Insider;

(e)	any change in those persons who may be Optionees if such new Optionees are Insiders;

(f)	the addition of any form of financial assistance to Optionees or any amendment to financial assistance which is more favourable to Optionees;

(g)	the addition of a deferred or restricted share unit or any other provision which results in Optionees receiving securities when no cash consideration is received by the Company; or

(h)

the addition of a ‘cashless exercise’ feature, payable in cash, Shares or securities of the Company, whether or not it provides for a full deduction of the number of Shares subject to issuance when Options are so exercised.

8.03 Exchange Approval Required Any amendment to this Plan or Options shall not become effective until such amendments have been accepted for filing by the Exchange.

PART 9
EFFECT OF PLAN ON OTHER COMPENSATION PLANS

9.01 Other Plans Not Affected This Plan shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers, Consultants and Employees.

PART 10
OPTIONEE’S RIGHTS AS A SHAREHOLDER

10.01 No Rights Until Option Exercised An Optionee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to the Optionee upon exercise of an Option.

PART 11
EFFECTIVE DATE OF PLAN

11.01 Effective Date This Plan shall become effective upon the later of the acceptance for filing of this Plan by the Exchange and the approval of this Plan at a meeting of the holders of Shares. Options may be granted, but not exercised, prior to the receipt of such approvals. Thereafter this Plan shall be approved by the holders of the Shares annually, if the Shares are listed on the TSX-V, or tri-annually, if the Shares are listed on the TSX. If such annual approvals are not obtained, Options may no longer be granted.

Dated:	July 3, 2008
Last Amended:	December 31, 2010

11.02 Termination This Plan shall terminate only upon a resolution to that effect being passed by the Board. Any Options shall continue to be exercisable according to their terms after the termination of this Plan.

DATED:	July 3, 2008

AMENDED:	July 7, 2009

AMENDED:	December 31, 2010

Dated:	July 3, 2008
Last Amended:	December 31, 2010

SCHEDULE

[On Company’s Letterhead]

● [Insert DATE of grant]

● [Insert Optionee’s Name]
● Street
Vancouver, British Columbia
V●

Dear Optionee:

Re: Grant of Stock Option to you by the Company

Eurasian Minerals Inc. (the “Company”) hereby offers you a non-assignable option to purchase common shares in the capital of the Company pursuant to the Company’s Stock Option Plan (the “Plan”), a copy of which is available from the Company. The Company confirms that you are a bona fide Director, Officer, Employee or Consultant, as defined in the Plan.

Your stock option is subject to the terms and conditions of the Plan, which are deemed to be incorporated in this Agreement, and to the following specific provisions:

Number of Shares:	●

Exercise Price:	CAD($) ● per share

Expiry Time:	4:00 p.m. (Vancouver time) on ●

Vesting:	Option 1 - [ Immediately
Option 2 - [ 25% on ● and 25% each six months thereafter
Option 3 - if milestones or other periods for vesting are desired [ ●% on ● and ●% on ●

Subject to first vesting, your stock option may be exercised in whole or in part at any time before the Expiry Time by notice in writing to the Company. Such notice shall specify the number of shares with respect to which you are exercising your stock option and shall be accompanied by a cheque in favour of the Company payable in Canadian funds in full payment of the Exercise Price for the number of shares then being purchased.

Option - insert for US Optionee [ You hereby represent and warrant to, and covenant with, the Company (and it shall be a condition of exercising your stock option and the Company may require you to execute an instrument in a form acceptable to it confirming the following) that you:

1.	are resident in the United States of America;

2.	will acquire any shares upon the exercise of your option as an investment and not with a view to distribution;

3

undertake not to offer or sell or otherwise dispose of the shares unless the shares are subsequently registered under the Securities Act of 1933 (United States), as amended, or an exemption from registration is available;

4.	consent to the placing of a restrictive legend on any share certificates issued to you should such be necessary in order to comply with securities laws applicable to you or the Company; and

5.	acknowledge that securities laws applicable to you or the Company may require you to hold any shares issued to you for a certain period prior to resale thereof.

There may be restrictions imposed under securities legislation of Canada and your country of residence on your ability to sell shares acquired on exercise of this stock option. If you are in doubt about the applicable requirements, you should consult a lawyer.

You acknowledge and consent to the Company:

(a)	collecting your personal information for the purposes of this Agreement;

(b)	retaining the personal information for as long as permitted or required by applicable law or business practices; and

(c)

providing to various governmental and regulatory authorities, as may be required by applicable securities laws, stock exchange rules, and the rules of the Investment Industry Regulatory Organization of Canada (IIROC) or to give effect to this agreement any personal information provided by you.

If you are resident in Ontario, you acknowledge you have been notified by the Company:

(a)	of the delivery to the Ontario Securities Commission (the “OSC”) of your personal information;

(b)	that your personal information is being collected indirectly by the OSC under the authority granted to it in the securities legislation;

(c)	your personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and

(d)	the contact information of the public official in Ontario who can answer questions about the OSC’s indirect collection of personal information is

Administrative Support Clerk
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario M5H 3S8
Telephone 416-593-3684, Facsimile 416-593-8252

If you choose to accept this stock option, please sign in the space provided below.

EURASIAN MINERALS INC.

Per:	______________________________
Authorized Signatory

I hereby ACCEPT the above stock option
and AGREE to the terms and conditions described above,
including the terms and conditions of the Plan.

________________________________________
Optionee’s Signature